                                                                   Exhibit 10.25




                            STOCK PURCHASE AGREEMENT




                           DATED AS OF AUGUST 3, 1998


                                      AMONG


                         STYLING TECHNOLOGY CORPORATION,


                                 KEVIN T. WEIR,


                                 CAROL M. WEIR,


                                       AND


                               DENNIS M. KATAWCZIK

                                TABLE OF CONTENTS


                                                                                                             PAGE
SECTION 1         PURCHASE OF STOCK.........................................................................   1

         1.1           Purchase of Stock....................................................................   1

SECTION 2         PURCHASE PRICE............................................................................   1

         2.1           Purchase Price.......................................................................   1

SECTION 3         REPRESENTATIONS AND WARRANTIES............................................................   1

         3.1           Representations and Warranties of Shareholders.......................................   1

              (a)      Due Incorporation, Good Standing, and Qualification..................................   1

              (b)      Capital Stock........................................................................   2

              (c)      Options, Warrants, and Rights........................................................   2

              (d)      Subsidiaries.........................................................................   2

              (e)      Books and Records....................................................................   2

              (f)      Directors, Officers, and Bank Accounts...............................................   2

              (g)      Financial Statements.................................................................   2

              (h)      Actions in the Ordinary Course of Business...........................................   3

              (i)      No Material Change...................................................................   3

              (j)      Title to Properties..................................................................   3

              (k)      Condition of Assets and Properties...................................................   3

              (l)      Real Estate..........................................................................   3

              (m)      Litigation...........................................................................   4

              (n)      Rights and Licenses..................................................................   4

              (o)      Taxes................................................................................   4

              (p)      Accounts Receivable..................................................................   4

              (q)      Contracts............................................................................   4

              (r)      Compliance with Law and Other Regulations............................................   5

              (s)      Employee Benefit and Employment Matters..............................................   5

              (t)      Insurance............................................................................   6

              (u)      No Payments to Directors, Officers, Shareholders, or Others..........................   6

              (v)      Intellectual Property................................................................   6

              (w)      Inventories..........................................................................   7

              (x)      Consents and Approvals...............................................................   7

              (y)      Agreement Not in Breach of Other Instruments Affecting Company.......................   7


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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                             PAGE
              (z)      Accuracy of Statements...............................................................   7

         3.2           Representations and Warranties of Buyer..............................................   7

              (a)      Due Incorporation, Good Standing, and  Qualification.................................   7

              (b)      Corporate Authority..................................................................   8

              (c)      Subsidiaries.........................................................................   8

              (d)      Financial Statements.................................................................   8

              (e)      No Material Change...................................................................   8

              (f)      No Violation.........................................................................   8

              (g)      SEC Reports..........................................................................   8

              (h)      Accuracy of Statements...............................................................   9

              (i)      No View to Distribution..............................................................   9

         3.3           Further Representations and Warranties of Shareholders...............................   9

              (a)      Ownership of Capital Stock of Company................................................   9

              (b)      Rights To Acquire Shares.............................................................   9

              (c)      Power of Shareholders to Execute Agreement...........................................   9

              (d)      Agreement Not in Breach of Other Instruments Affecting Shareholders..................   9

              (e)      Participation in Business of Company.................................................   9

SECTION 4         THE CLOSING...............................................................................  10

         4.1           Closing..............................................................................  10

         4.2           Deliveries by Shareholders...........................................................  10

              (a)      Stock Certificates...................................................................  10

              (b)      Resignation of Officers and Directors................................................  10

              (c)      General Releases.....................................................................  10

              (d)      Bill of Sale and Assignment..........................................................  10

              (e)      Opinion of Counsel of Company and Shareholders.......................................  10

         4.3           Deliveries by Buyer..................................................................  10

              (a)      Purchase Price.......................................................................  10

              (b)      Consents and Approvals...............................................................  10

              (c)      Opinion of Counsel of Buyer..........................................................  10

              (d)      Special Indemnity....................................................................  10

              (e)      Release..............................................................................  10


                                      -ii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                             PAGE
         4.4           Directors and Officers...............................................................  10

         4.5           Further Assurances...................................................................  11

SECTION 5         NON-COMPETITION...........................................................................  11

         5.1           Non-competition......................................................................  11

         5.2           Duration and Extent of Restriction...................................................  11

         5.3           Restrictions with Respect to Customers...............................................  11

         5.4           Remedies for Breach..................................................................  12

SECTION 6         INDEMNIFICATION...........................................................................  12

         6.1           Indemnification by Shareholders......................................................  12

         6.2           Indemnification by Buyer.............................................................  12

         6.3           Notice and Right to Defend Third-Party Claims........................................  12

         6.4           Limitations Related to Indemnity.....................................................  13

         6.5           Remedy for Core Breach...............................................................  14

SECTION 7         GENERAL...................................................................................  14

         7.1           Indemnity Against Finders............................................................  14

         7.2           Controlling Law......................................................................  14

         7.3           Notices..............................................................................  15

         7.4           Binding Nature of Agreement; No Assignment...........................................  15

         7.5           Entire Agreement.....................................................................  15

         7.6           Paragraph Headings...................................................................  15

         7.7           Gender...............................................................................  15

         7.8           Counterparts.........................................................................  16

         7.9           Time of the Essence..................................................................  16

                            STOCK PURCHASE AGREEMENT

      AGREEMENT dated August 3, 1998 ("Agreement") among STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("Buyer"); and KEVIN T. WEIR, CAROL M. WEIR, AND DENNIS M. KATAWCZIK (such individuals individually called "Shareholder" and together called "Shareholders").

      Shareholders collectively own 157,880 shares of Common Stock, no par value, of Ft. Pitt Acquisition, Inc., a Pennsylvania corporation ("Company"), comprising 58.6 percent of the outstanding shares of capital stock of such company on a fully diluted basis (hereinafter sometimes called the "Stock"). Shareholders also collectively own an undivided interest in 492 shares of the Company through ownership of partnership interests in Ft. Pitt Partners I, a Pennsylvania general partnership (the "Partnership Interests"). Unless the context otherwise requires, for purposes of Section 3.1 and Section 5, the term "Company" includes Ft. Pitt Acquisition, Inc. and Ft. Pitt-Framesi, Ltd. ("Framesi of USA, Inc.") ("Subsidiary").

      Buyer and Shareholders desire that Buyer acquire the Stock and the Partnership Interests on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein, the parties, intending to be legally bound, agree as follows:

                                    SECTION 1
                               PURCHASE OF STOCK

      1.1 PURCHASE OF STOCK. Each Shareholder hereby sells, conveys, transfers, and assigns to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description, and Buyer hereby purchases and accepts from each Shareholder, the shares of Stock set forth beside the signature of each Shareholder to this Agreement and the Partnership Interests.

                                    SECTION 2
                                 PURCHASE PRICE

     2.1 PURCHASE PRICE. The purchase price for the Stock and the Partnership Interests sold pursuant to Section 1 above shall be $30.0 million of which $25.0 million shall be payable at the Closing and approximately $1.667 million shall be payable (together with interest on the unpaid principal balance at a rate equal to six percent per annum) on each of the first three annual anniversary dates of the Closing, in each case payable to Shareholders pursuant to their written instructions in accordance with their proportionate share ownerships set forth beside their respective signatures to this Agreement.

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Except as otherwise set forth in Shareholders' Disclosure Schedule heretofore delivered by Shareholders to Buyer, Shareholders jointly and severally represent and warrant to Buyer as follows:

          (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Company is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 3.1(a) hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Company is qualified to do business.

            (b) CAPITAL STOCK. As of the date hereof, Company has an authorized capital stock consisting of 315,586 shares of Common Stock, no par value, of which 255,639 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) OPTIONS, WARRANTS, AND RIGHTS. Company does not have outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings, to issue, any shares of its capital stock or other securities.

            (d) SUBSIDIARIES. Company owns ninety percent of the issued and outstanding capital stock of Subsidiary free and clear of all claims, liens, charges, and encumbrances. All of the issued and outstanding shares of capital stock of Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business, other than with respect to its subsidiary.

            (e) BOOKS AND RECORDS. The books of account and other corporate records of Company are complete and accurate in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately reflected in Company's financial statements. The minute books and stock records of Company previously provided to Buyer are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons whose signatures are required. Company has delivered to Buyer true and complete copies of its charter and bylaws as currently in effect.

            (f) DIRECTORS, OFFICERS, AND BANK ACCOUNTS. Schedule 3.1(f) is a correct and complete list of all directors and officers of Company, all bank accounts and safe deposit boxes of Company, and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

            (g) FINANCIAL STATEMENTS. The Consolidated Balance Sheets of Company as of December 31, 1996 and December 31, 1997 as well as the Consolidated Statements of Earnings, the Consolidated Statements of Stockholders' Equity, and the Consolidated Statements of Cash Flows of Company for the three years ended December 31, 1997, and all related schedules and notes to the foregoing, have been reported on by Deloitte & Touche LLP, independent public accountants, and the Consolidated Balance Sheet of Company as of March 31, 1998 and the Consolidated Statement of Earnings, the Consolidated Statement of Shareholders' Equity, and the Consolidated Statement of Cash Flows of Company for the three months ended March 31, 1998 have been prepared by Company without audit. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles (subject, in the case of the March 31, 1998 financial statements, to normal year-end adjustments and the absence of footnotes), which were applied on a consistent basis (except as defined therein) and present fairly, in all material respects, the financial position, results of operations, and changes in financial position of Company as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Company as of March 31, 1998 ("Company's Base Balance Sheet") or incurred since the date of that balance sheet in the ordinary course of business.

            (h) ACTIONS IN THE ORDINARY COURSE OF BUSINESS. Since the date of Company's Base Balance Sheet, Company (i) has not taken any action outside the ordinary and usual course of business; (ii) has not borrowed any money or become contingently liable for any obligation or liability of another; (iii) has not failed to pay any of its debts and obligations as they become due; (iv) has not incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business; and (v) has not failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, and to preserve its relationships with its customers, suppliers, and others with which it deals.

            (i) NO MATERIAL CHANGE. Since the date of Company's Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, assets, properties, or operating results of Company other than as would affect the hair care product industry generally, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Company, which materially affects or impairs its ability to conduct its business, or (iii) any mortgage or pledge of any assets or properties of Company, or any indebtedness incurred by Company, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

            (j) TITLE TO PROPERTIES. Company has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in Company's Base Balance Sheet or acquired subsequent to the date of Company's Base Balance Sheet, except assets or properties disposed of subsequent to the date of Company's Base Balance Sheet in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Company or the ownership of its assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Company or materially impair the use thereof in the operation of its business, except in each case as disclosed in Company's Base Balance Sheet. All leases pursuant to which Company leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

            (k) CONDITION OF ASSETS AND PROPERTIES. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties of Company presently used in, or necessary for the operation of, Company's business, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair, except for ordinary wear and tear.

            (l) REAL ESTATE. Company has no interest as owner, lessor, lessee, or otherwise in any real estate, except as set forth in Schedule 3.1(l).

            (m) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to Shareholders' knowledge , threatened against Company, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Company, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations, operating results, prospects, or condition, financial or otherwise, of Company.

            (n) RIGHTS AND LICENSES. To Shareholders' knowledge, Company is not subject to any material disability or liability by reason of its failure to possess any patent, patent right, trademark, trademark right, trade name, trade name right, or license. Company has all licenses, permits, approvals, and authorizations of whatever kind and type, government or private, applied for or pending (collectively "Licenses and Permits") necessary for the conduct of the business conducted by it and the ownership and use of its assets and properties and the premises occupied by it, and the conduct of its business as presently conducted. Schedule 3.1(n) hereto contains a true, correct, and complete list of all Licenses and Permits used in the conduct of Company's business.

            (o) TAXES. Company has duly filed in correct form all Tax Returns relating to the activities of Company required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects, and Company has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Company by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. The amounts set up as reserves for Taxes on the books of Company are sufficient in the aggregate for the payment of all accrued and unpaid Taxes (including any interest or penalties thereon). No claims for Taxes or assessments are being asserted) or, to Shareholders' knowledge, threatened against Company. Company has furnished to Buyer a list of all Tax Returns filed for it. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

            (p) ACCOUNTS RECEIVABLE. The accounts receivable of Company have been acquired in the ordinary course of business, are valid and enforceable, and are subject to no defenses, deductions, set-offs, or counterclaims, except to the extent of the reserve reflected in Company's Base Balance Sheet (in accordance with generally accepted accounting principles consistently applied) or in such other amount that is not material in the aggregate.

            (q) CONTRACTS. Except as disclosed in Schedule 3.1(q), Company is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in Company's Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without material penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract, agreement, mortgage, or lease, which by its terms is not terminable by Company without material penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, or (ix) any material license agreement. All mortgages, leases, contracts, agreements, and other arrangements (including any contracts, agreements, and other arrangements with S.r.1 Framesi, an Italian company, or Roberto Franchina (collectively, the "Franchina Agreements")) to which Company is a party are valid and enforceable in accordance with their terms; Company and, to the knowledge of Shareholders, all other parties to each of the foregoing have performed all material obligations required to be performed to date; neither Company nor, to Shareholders' knowledge, any such other party is in material default or in material arrears under the terms of any of the foregoing; and, to the knowledge of Shareholders, no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a material default under any of them.

            (r) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Company is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, or local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. To Shareholders' knowledge, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Company, nor has Company received any official notice or citation that any of its properties in any material way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or OSHA requirements. Without limiting the foregoing, Company has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is, to Shareholders' knowledge, in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Company has not received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

            (s) EMPLOYEE BENEFIT AND EMPLOYMENT MATTERS. Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. The employment of each employee of Company is terminable at will without material cost to Company. Company has complied in all material respects with all other applicable federal, state, and local laws relating to the employment of labor including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time. All officers and independent contractors of Company are paid salaries or other compensation in accordance with the amounts set forth in Shareholders' Disclosure

Schedule, and Shareholders' Disclosure Schedule correctly and accurately sets forth all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, and principal shareholders of Company as of the date of this Agreement, all of which are reflected as appropriate in Company's Base Balance Sheet.

            (t) INSURANCE. Company maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Company deems appropriate. Schedule 3.1(t) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles, and expiration date) of all policies of fire, liability, and other forms of insurance that currently are, or at any time within the past five years have been, maintained in force by or for the account of Company with respect to the business and assets of Company (such policies are hereinafter referred to as the "Policies"). Company has been continuously, and is presently, insured by insurers unaffiliated with Company with respect to its property and the conduct of its business in such amounts and against such risks as Company has reasonably deemed adequate to protect its business and assets, including, without limitation, liability insurance. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby.

            (u) NO PAYMENTS TO DIRECTORS, OFFICERS, SHAREHOLDERS, OR OTHERS. Since the date of Company's Base Balance Sheet, there has not been any purchase or redemption of any shares of capital stock of Company or any transfer, distribution, or payment by Company, directly or indirectly, of any assets or properties to any director, officer, shareholder, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Company's Base Balance Sheet and dividend distributions in the ordinary course of business consistent with past practices.

            (v) INTELLECTUAL PROPERTY. Company owns or holds all of the rights to use all intellectual property rights that are used in the operation of the business of Company, including, without limitation, all patents and applications therefor, know how, unpatented inventions, trade secrets, product formulas, packaging styles and methods, business and marketing plans, ideas for products or production developed or used by the Company, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and all names, logos, and slogans used by Company (collectively "Intellectual Property"), including the Intellectual Property set forth on Schedule 3.1(v). Schedule 3.1(v) hereto sets forth a true, complete, and correct list of all material Intellectual Property owned or used by Company or any of its subsidiaries. Except as set forth in
Schedule 3.1(v), Company owns all rights with respect to, and has good and marketable title to, all of the trademarks and formulas that are used in the Business. Except as set forth in Schedule 3.1(v), Company is not, and following the Closing, neither Buyer nor Company will be, obligated to pay any royalty or other payment with respect to any of such formulas. To the knowledge of Shareholders, none of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Company, nor any of the processes used or the business practices followed by Company, infringes or has infringed upon any trademark, trade name, trade secret, fictitious name, service mark, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as set forth in
Schedule 3.1(v), Company is not, and following the Closing neither Buyer nor Company will be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property. To the knowledge of Shareholders, except as disclosed in Schedule 3.1(v), no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property.

            (w) INVENTORIES. The Inventories are in good and merchantable condition and are stated at not more than the lower of cost or market, with adequate adjustments for obsolete or obsolescent items. Since the date of Company's Base Balance Sheet, there have not been and there are not required to be any write-downs in the value of the Company's Inventories or write-offs with respect to such Inventories. The raw materials, work in progress, and finished goods inventory of Company are all in good condition and are usable and currently being used in the present production and sales activities of Company, and Company does not have on hand or on order any raw materials, work in progress, or finished goods inventory materially in excess of its normal requirements (based upon sales experience for the last 12 months) for products that are included in its current line and for which Company is now taking orders. Without limiting the foregoing, (i) Company does not have more than a normal supply of raw materials, work in progress or finished goods inventory, and (ii) all work in progress and finished goods inventory are in accordance with past practices.

            (x) CONSENTS AND APPROVALS. Shareholders have obtained all necessary consents and approvals of other persons to the performance by Shareholders of the transactions contemplated by this Agreement, including any required consents or approvals from S.r.1. Framesi ("Framesi Italy") and Roberto Franchina ("Franchina"). Company does not need any such consents.

            (y) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING COMPANY. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or bylaws of Company, nor will they result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description (including any contracts, agreements, and other arrangements with S.r.1. Framesi, an Italian company, or Roberto Franchina) to which Company is a party or by which it is bound, or any judgment, decree, order, or award of any court, government body, or arbitration, or any applicable law, rule, or regulation.

            (z) ACCURACY OF STATEMENTS. Neither this Agreement nor Shareholders' Disclosure Schedule contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

      3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Except as otherwise set forth in the Buyer Disclosure Schedule heretofore delivered by Buyer to Shareholders, and except as disclosed in any document previously filed with the Securities and Exchange Commission ("SEC"), Buyer represents and warrants to Shareholders as follows:

            (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Each of Buyer and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term "subsidiaries" shall include all direct or indirect subsidiaries of Buyer other than Company.

            (b) CORPORATE AUTHORITY. Buyer has the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by and constitutes a legal, valid, and binding agreement of Buyer, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            (c) SUBSIDIARIES. The outstanding shares of capital stock of the subsidiaries of Buyer owned by Buyer or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances. Buyer does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business, other than with respect to its subsidiaries.

            (d) FINANCIAL STATEMENTS. The Consolidated Balance Sheet of Buyer and its subsidiaries as of December 31, 1997, as well as the Consolidated Statements of Income, the Consolidated Statements of Stockholders' Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the period ended December 31, 1997, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles which were applied on a consistent basis (except as described therein), and present fairly, in all material respects the financial position, results of operations, and changes of financial position of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any of its subsidiaries has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of March 31, 1998 ("Buyer's Base Balance Sheet"), or incurred since March 31, 1998 in the ordinary course of business.

            (e) NO MATERIAL CHANGE. Since the date of Buyer's Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or operating results of Buyer and its subsidiaries taken as a whole, or (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or its subsidiaries, which materially affects or impairs their ability to conduct their business

            (f) NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any of its subsidiaries is subject or by which Buyer or any of its subsidiaries is bound.

            (g) SEC REPORTS. Buyer's Form 10-K Report for the year ended December 31, 1997, and all subsequent reports and proxy statements filed by Buyer thereafter with the SEC pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. No report, proxy statement, or other document has been required to be filed by Buyer pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

            (h) ACCURACY OF STATEMENTS. Neither this Agreement nor the Buyer Disclosure Schedule contains or will contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

            (i) NO VIEW TO DISTRIBUTION. Buyer is not purchasing the Stock or the Partnership Interests with a view to distribution.

      3.3 FURTHER REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder represents, warrants, and acknowledges individually for such Shareholder to Buyer as follows:

            (a) OWNERSHIP OF CAPITAL STOCK OF COMPANY. Such Shareholder owns the number of shares of Common Stock of Company set forth next to such Shareholder's signature to this Agreement and their respective Partnership Interests. Such Shareholder has good, marketable, and unencumbered title to such stock and their respective Partnership Interests, and there are no restrictions on such Shareholder's right to transfer such stock or their respective Partnership Interests to Buyer pursuant to this Agreement.

            (b) RIGHTS TO ACQUIRE SHARES. Such Shareholder does not have any outstanding options, warrants, or other rights to purchase or subscribe to, or contracts or commitments to sell, or any interests, instruments, evidences of indebtedness, or other securities convertible in any manner into, shares of Company's capital stock.

            (c) POWER OF SHAREHOLDERS TO EXECUTE AGREEMENT. Such Shareholder has the full power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of such Shareholder and is enforceable against such Shareholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            (d) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING SHAREHOLDERS. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which such Shareholder is a party or by which such Shareholder is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

            (e) PARTICIPATION IN BUSINESS OF COMPANY. Such Shareholder is actively involved in the business of Company; is familiar with its business, affairs, and financial condition; and serves as an officer, director, or both of Company.

                                    SECTION 4
                                   THE CLOSING

      4.1 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement is taking place at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania on August 3, 1998 at 11:00 a.m., Pittsburgh time, which date is referred to herein as the "Closing Date."

      4.2 DELIVERIES BY SHAREHOLDERS. At the Closing, Shareholders shall deliver:

          (a) STOCK CERTIFICATES. Certificates for 157,880 shares of Company's Common Stock endorsed in blank, or with stock powers executed in blank attached.

          (b) RESIGNATION OF OFFICERS AND DIRECTORS. Their written resignations as directors and officers of Company and Subsidiary.

          (c) GENERAL RELEASES. General releases to Company and Subsidiary by each Shareholder in the form of Schedule 4.2(c).

          (d) BILL OF SALE AND ASSIGNMENT. Bills of Sale and Assignment executed by Shareholders to sell, assign, and set over to Buyer all of their respective rights, title, and interests as a partner in Ft. Pitt Partners I, a Pennsylvania general partnership.

          (e) OPINION OF COUNSEL OF COMPANY AND SHAREHOLDERS. The opinion of Kirkpatrick & Lockhart LLP covering the matters specified in Schedule 4.2(e).

      All assignments, consents, certificates, and other documents delivered by Shareholders shall be in form reasonably satisfactory to counsel for Buyer.

      4.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver:

          (a) PURCHASE PRICE. Payment of the purchase price payable at the Closing as provided for in Section 2 in immediately available funds by cashier's check or wire transfer.

          (b) CONSENTS AND APPROVALS. Written evidence of all required consents and approvals of the transactions contemplated hereby.

          (c) OPINION OF COUNSEL OF BUYER The opinion of counsel for Buyer covering the matters specified in Schedule 4.3(c).

          (d) SPECIAL INDEMNITY. The Special Indemnity of Buyer to Shareholders in the form of Schedule 4.3(d).

          (e) RELEASE. A release of Shareholders in the form of Schedule 4.3(e).

      All certificates and other documents delivered by Buyer shall be in form reasonably satisfactory to counsel for Shareholders.

      4.4 DIRECTORS AND OFFICERS. At the Closing, representatives of Buyer shall be elected as directors and officers of Company.

      4.5 FURTHER ASSURANCES. Shareholders and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements. Shareholders agree to cooperate fully with Buyer and Arthur Andersen LLP, including making any standard representations and signing any standard audit representations letters and agree to use their best efforts to cause Deloitte & Touche LLP to cooperate fully with Buyer and Arthur Andersen LLP, in order to complete any audit that may be required under applicable rules and regulations of the Securities and Exchange Commission, as determined by Arthur Andersen LLP.

                                    SECTION 5
                                 NON-COMPETITION

      5.1 NON-COMPETITION. Because of the importance of Shareholders to the development and operation of the business of Company, as well as their knowledge of and reputation in Company's industry, Buyer is unwilling to enter into and perform this Agreement unless Shareholders all enter into the non-competition agreement contained in this Section 5. To induce Buyer to enter into this Agreement and for the benefit of Buyer, each Shareholder agrees as follows:

      5.2 DURATION AND EXTENT OF RESTRICTION. Such Shareholder shall not, for a period ending five years after the Closing Date, within the United States or foreign countries, engage in a business (a) the same as, substantially similar to, or in general competition with the business being currently conducted by Company, at or within 12 months prior to the Closing Date or (b) pursue a "roll-up" or "consolidation" business strategy involving salon products. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee, consultant or lender; provided, however, that the ownership of not more than 5% in the aggregate by such Shareholder of the stock of a publicly held corporation shall not be included in such term.

      5.3 RESTRICTIONS WITH RESPECT TO CUSTOMERS. In furtherance of, and without in any way limiting the restriction in Section 5.1, for the period specified in
Section 5.2, no Shareholder shall, directly or indirectly,

          (a) request any past, present, or future customers of Company to curtail or cancel their business with Buyer or any of its subsidiaries;

          (b) disclose the identity of any past, present, or future customers of Company, Buyer, or any subsidiary of Buyer to any other person, firm or corporation engaged in a business the same as, substantially similar to, or in general competition with the business being conducted by Company, as defined in the recitals of this Agreement;

          (c) solicit, canvas, or accept, or authorize any other person to solicit, canvas, or accept, from any past, present, or future customers of Company, Buyer or any subsidiary of Buyer, any business for any other person, firm, or corporation engaged in a business the same as, substantially similar to, or in general competition with the business being conducted by Company, as defined in the recitals of this Agreement; or

          (d) induce or attempt to influence any employee of Company to terminate his or her employment with Company, Buyer, or any subsidiary of Buyer.

      As used in this Section 5.3 "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the term specified in Section 5.2.

      5.4 REMEDIES FOR BREACH. Each Shareholder acknowledges that the restrictions contained in this Section 5, in view of the nature of the business in which Company is engaged, are reasonable and necessary to protect the legitimate interests of Buyer and that any violation of these restrictions would result in irreparable injury to Buyer. Each Shareholder agrees that, in the event of a violation of any of such restrictions, Buyer shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. In the event of a violation by any Shareholder (a "Defaulting Shareholder"), such a violation in and of itself shall not constitute a violation by any other Shareholder and Buyer may only exercise its remedies for such a violation against a Defaulting Shareholder. In the event of a violation by a Defaulting Shareholder, the period of non-competition referred to in Section 5.2 for such Defaulting Shareholder shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated.

                                   SECTION 6
                                 INDEMNIFICATION

      6.1 INDEMNIFICATION BY SHAREHOLDERS. Shareholders, jointly and severally, covenant and agree to defend, indemnify, and hold Buyer harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) resulting from any demand, claim, proceeding, action, or cause of action that Buyer may suffer or incur by reason of (a) the material inaccuracy of any of the representations or warranties of any Shareholder contained in this Agreement (except the representations and warranties contained in Section 3.3, for which only the breaching Shareholder(s) shall be obligated); or (b) the failure to comply with, or the breach, or the default by any Shareholder of any of the covenants, warranties, or agreements made by any Shareholder contained in this Agreement.

      6.2 INDEMNIFICATION BY BUYER. Buyer covenants and agrees to defend, indemnify, and hold Shareholders harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) resulting from any demand, claim, proceeding, action, or cause of action that any Shareholder may suffer or incur by reason of (a) the material inaccuracy of any of the representations or warranties of Buyer contained in this Agreement; or (b) the failure to comply with, the breach or the default by Buyer of any of the covenants, warranties, or agreements made by Buyer in this Agreement.

      6.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand, or assessment or the commencement of any suit, action, or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten days, the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand, or assessment shall be asserted, or suit, action, or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, at its own expense, with counsel reasonably satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement, or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct, or settlement of such action while the Indemnitor is diligently defending, conducting, settling, or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action, or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's sole cost and expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

      6.4 LIMITATIONS RELATED TO INDEMNITY. Notwithstanding anything to the contrary herein:

          (a) Each Shareholder shall be individually responsible for indemnification arising out of any breach of a representation and warranty made pursuant to Section 3.3 as to such Shareholder and the other Shareholders shall not be jointly or severally liable for such indemnification obligations;

          (b) Except as set forth in Section 6.4(a) above, each Shareholder's responsibility for any indemnification under this Section 6 shall be limited to the result obtained by multiplying the total indemnity by the proportionate ownership interest each Shareholder had in the Stock, as set forth beside their respective signatures to this Agreement;

          (c) Shareholders shall have no obligation to indemnify any loss by Buyer under this Agreement, unless, and only to the extent that all such losses in the aggregate exceed $700,000;

          (d) Buyer shall have no obligation to indemnify any loss by Shareholders under this Agreement, unless, and only to the extent that all such losses in the aggregate exceed $700,000 (except that this Section 6.4(d) shall not apply in the event of Buyer's failure to pay the deferred portion of the Purchase Price in accordance with Section 2.1);

          (e) In no event shall the aggregate liabilities of the Shareholders under this Agreement exceed $12,500,000;

          (f) In no event shall the aggregate liabilities of Buyer under this Agreement exceed $12,500,000; and

          (g) Except as provided in Section 6.5 hereof, the obligations of the Shareholders under this Section 6 shall expire on the date that their representations and warranties shall expire, which shall be the first anniversary of the Closing Date (the "Indemnification Period").

      6.5 REMEDY FOR CORE BREACH. Notwithstanding the provisions of Sections 6.1, 6.3, and 6.4 hereof, (a) in the event that Buyer alleges a breach by Shareholders of the representations in the last sentence of Section 3.1(q) hereof as it relates to the Franchina Agreements or a breach by Shareholders of the representations in Section 3.1(x) with respect to consents of Framesi Italy or Franchina (as defined therein) (each a "Core Breach") and that as a result of such alleged Core Breach, Buyer has sustained damages in excess of $500,000, Buyer's sole and exclusive remedy under this Agreement shall be to notify Shareholders of the existence of such alleged Core Breach within 30 days of the Closing Date (the "Core Breach Notice"), which Core Breach Notice shall set forth in detail the nature of the alleged Core Breach, the nature of the investigation conducted by Buyer with respect to the Core Breach, and the basis for Buyer's conclusion that a Core Breach has occurred. Shareholders shall have a period of 30 days from actual receipt of the Core Breach Notice (the "Core Breach Cure Period") in which to attempt to cure the alleged Core Breach described therein, and, if such cure is effected within the Core Breach Cure Period, the Core Breach Notice shall be deemed to be rescinded. If Shareholders do not cure such alleged Core Breach during such Core Breach Cure Period, then on the tenth day following the conclusion of the Core Breach Cure Period (the "Rescission Implementation Period"), (a) Buyer shall immediately return the Stock and Partnership Interests to Shareholders, free and clear of all liens and encumbrances, and Buyer shall immediately cause Company and its assets to be released from any agreements and security interests related to borrowed money which the Company may become a party to during the period which Buyer holds the Stock (excluding those agreements described in subparts (i), (ii), and (iii) of the next sentence), and (b) Shareholders shall return the Purchase Price to Buyer, whereupon this Agreement and the transactions contemplated hereby shall be rescinded except for the provisions in the remainder of this Section 6.5. In the case of such recission, Shareholders shall cause Company to repay to Buyer within 90 days of the date of the last day of the Rescission Implementation Period any loans from Buyer to Company the proceeds of which were used by Company to repay (i) amounts owed by Company to the National Bank of Canada as of the Closing Date, (ii) amounts owned by the Company under the Fuhrer Notes and Fuhrer Royalty Agreement (as such terms are defined in the Disclosure Schedules), and (iii) amounts (up to $500,000) loaned by Buyer to Company as reasonably required to satisfy Company's short-term working capital needs. In the event that after such rescission is completed it is determined by a court of competent jurisdiction that Shareholders were not in breach of the representations and warranties described in the Core Breach Notice, Buyer shall
(i) reimburse Shareholders for all fees and expenses incurred by Shareholders in responding to the alleged Core Breach, including legal fees and expenses, and
(ii) shall pay to Shareholders the greater of (x) actual damages incurred by Shareholders as a result of such rescission or (y) $1,000,000 (with such amount in (y) being liquidated minimum damages and an amount agreed to among Buyer and Shareholders as a reasonable estimation of minimum damages suffered by Shareholders in such a case).

                                    SECTION 7
                                     GENERAL

      7.1 INDEMNITY AGAINST FINDERS. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

      7.2 CONTROLLING LAW. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

      7.3 NOTICES. Except to the extent otherwise set forth herein, all notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered or when deposited in the United States mails, first class postage prepaid, return receipt requested, or when sent by overnight express delivery with a signature required upon receipt, addressed as set forth below:

If to Buyer:                              If to Shareholders:

Styling Technology Company                Dennis M. Katawczik
2390 East Camelback Road, Suite 435       5324 Ellsworth Avenue
Phoenix, Arizona 85016                    Pittsburgh, Pennsylvania 15232
Phone: (602) 955-3353                     Phone: (412) 682-1505
Fax: (602) 955-3383                       Fax: (412) 683-7866
Attention:  Sam Leopold
                                          Kevin T. Weir
                                          640 Pine Road
                                          Sewickley, Pennsylvania 15143
                                          Phone: (412) 741-1542
                                          Fax: (412) 741-5782

with a copy, given in                     with a copy, given in
the manner prescribed above, to:          the manner prescribed above, to:

O'Connor, Cavanagh, Anderson,             Kirkpatrick & Lockhart LLP
  Killingsworth & Beshears, P.A.          1500 Oliver Building
One East Camelback, Suite 1100            Pittsburgh, Pennsylvania  15222-2312
Phoenix, Arizona  85012                   Phone:  (412) 355-6500
Phone:  (602) 263-2606                    Fax:  (412) 355-6501
Fax:  (602) 263-2900                      Attention:  Charles E. Harris, Esq.
Attention:  Robert S. Kant, Esq.

      Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

      7.4 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 6.4 shall be null and void.

      7.5 ENTIRE AGREEMENT. This Agreement, the Schedules hereto, and the Disclosure Schedules contain the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

      7.6 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

      7.7 GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      7.9 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     STYLING TECHNOLOGY CORPORATION



                                     By:  /s/ Richard R. Ross
                                        ----------------------------------------
                                              Richard R. Ross

NUMBER OF SHARES                     SHAREHOLDERS:


                                          /s/ Kevin T. Weir
        1,623.5                      -------------------------------------------
   Individually                               Kevin T. Weir
       77,316.5
Jointly with Carol M. Weir

                                          /s/ Carol M. Weir
              0                      -------------------------------------------
   Individually                               Carol M. Weir
       77,316.5
Jointly with Kevin T. Weir

                                          /s/ Dennis M. Katawczik
         78,940                      -------------------------------------------
    Individually                              Dennis M. Katawczik


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